Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

POWERUS CORPORATION

Article 1

Name

The name of the corporation is Powerus Corporation (the “Corporation”).

Article 2

Registered Office and Agent

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by applicable law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

Article 3

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (as amended from time to time and including any successor statutes, the “NRS”).

Article 4

Capital Stock

Section 1. Capitalization. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that the Corporation shall have authority to issue is 800,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock authorized to be issued is 50,000,000 shares, par value $0.001 per share, 20,000,000 of which are hereby designated as Series A Preferred Stock, having the rights described herein.

Section 2. Number of Shares. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the stockholders of the Corporation entitled to vote thereon, voting together as a single class, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of these articles of incorporation (as amended from time to time, the “Articles of Incorporation”), including any certificate of designation relating to any series of Preferred Stock (and any separate class or series vote in this regard pursuant to NRS 78.2055(3), NRS 78.207(3) and NRS 78.390(2) is hereby specifically denied).

Section 3. Rights of Common Stock.

(a) Voting Rights. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b) Dividend and Distribution Rights. Notwithstanding anything to the contrary in the Articles of Incorporation or the Bylaws, the Corporation is hereby specifically allowed to make any dividend or other distribution that otherwise would be prohibited by NRS 78.288(2)(b).

Section 4. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby empowered to authorize by resolution(s) from time to time the issuance of one or more series of Preferred Stock and, by filing a certificate of designation pursuant to NRS 78.1955, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the NRS and these Articles of Incorporation.

Section 5. Series A Preferred Stock.

(a) Designation and Amount. The designation of this class of preferred stock shall be “Series A Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is 20,000,000.

(b) Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive dividends of any kind.

(c) Conversion Rights. The Series A Preferred Stock shall not be subject to conversion into Common Stock or other equity authorized to be issued by the Corporation.

(d) Voting Rights. The holders of the Series A Preferred Stock are entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided herein or by law, the holders of the Series A Preferred Stock shall vote together with the holders of shares of Common Stock as a single class. As of any record date or other determination date, each holder of the Series A Preferred Stock shall be entitled to twenty (20) votes per Series A Preferred Share.

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(e) Recapitalization or Reclassification. If the Corporation shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Series A Preferred Stock, as set forth in Paragraph 3 above, shall be increased or decreased, as applicable, in the same proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction.

(f) Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Stock shall not have any preferences or relative, participating, optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles.

(g) Headings. The heading of the various subdivisions hereof is for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(h) Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(i) Status of Cancelled Shares. Series A Preferred Stock which have been issued and cancelled in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued Series A Preferred Stock issuable in series undesignated and may be redesignated and reissued.

Section 6. Subject to Terms of Preferred Stock. Notwithstanding anything to the contrary in these Articles of Incorporation, the shares of Common Stock shall be subject to the express terms of the shares of Preferred Stock and any series thereof.

Section 7. Stockholders Appearing on Stock Ledger. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

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Article 5

Board of Directors

Section 1. Management by Board. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”).

Section 2. Size of Board; Committees. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the Board of Directors shall initially consist of six directors and thereafter the number of directors on the Board of Directors shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors.

Section 3. Classified Board; Term.

(a) Except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

(b) Subject to these Articles of Incorporation, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 4. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by applicable law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 5. Removal. No director may be removed from office by the stockholders except with the affirmative vote of the holders of at least the minimum percentage of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, then permitted under the NRS for such vote (which at the effective time of these Articles of Incorporation is two-thirds of the voting power and in any event shall not be less than a simple majority thereof).

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Article 6

Stockholders

Section 1. Action by Stockholders. Subject to the rights of the holders of any series of Preferred Stock, for so long as the corporation remains a “controlled company” under applicable Nasdaq or NYSE exchange listing rules, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are (1) signed by the holders of outstanding shares of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding entitled to vote thereon were present and voted, and (2) delivered to the Corporation in accordance with applicable law. Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Corporation ceases to meet the definition of a “controlled company” under applicable Nasdaq or NYSE exchange listing rules, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting.

Section 2. Special Meetings of Stockholders. Special meetings of stockholders may be called only by the affirmative vote of a majority of the entire Board of Directors.

Article 7

Limitations on Liability and Indemnification

Section 1. Limitation of Liability.

(a) The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS.

(b) Neither the amendment or repeal of this Article 7, nor the adoption of any provision of these Articles of Incorporation or the Bylaws, nor, to the fullest extent permitted by the NRS, any modification of law, shall adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal, adoption or modification. If the NRS is amended after the date of filing these Articles of Incorporation further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.

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Section 2. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including, without limitation, NRS 78.7502 and NRS 78.751) as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager or managing member, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the foregoing, except as otherwise provided in Section 4 of this Article 7 with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

Section 3. Advancement of Expenses. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by applicable law, to be paid by the Corporation expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article 7 (which shall be governed by Section 4 of this Article 7); provided that if and to the extent required by applicable law or in the case of advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, such payment of expenses in advance of the final disposition of the Proceeding shall be made solely upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified or entitled to advancement of expenses under this Article 7 or otherwise.

Section 4. Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification imposed by the NRS under such circumstances. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met any applicable standard of conduct imposed by the NRS under such circumstances, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met any such applicable standard of conduct, shall create a presumption that such Person has not met such standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

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Section 5. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 6. Other Sources. Subject to Section 7 of this Article 7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person has actually collected as indemnification or advancement of expenses from such other entity or enterprise.

Section 7. Indemnitor of First Resort. Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of a Covered Person as a director, officer and/or employee of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these Articles of Incorporation or the Bylaws (or any other agreement between the Corporation and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article 7, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any Covered Person shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the Covered Person has actually collected as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims it may have against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery a Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. If any of the indemnitee-related entities shall make any payment to a Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all instruments or other documents reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such instruments or other documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to, and be entitled to enforce, this Section 7. For purposes of this Section 7, the following terms shall have the following meanings:

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(a) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which a Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, manager or managing member, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(b) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which a Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to the NRS, any agreement or articles of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 8. Amendment or Repeal. Neither the amendment or repeal of the foregoing provisions of this Article 7, nor the adoption of any provision of these Articles of Incorporation, shall adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption.

Section 9. Other Indemnification and Advancement of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

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Section 10. Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 7 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 7 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 7 will apply to claims made against any Covered Person described in this Article 7 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 7 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Article 8

Corporate Opportunities

Section 1. Acknowledgement. In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) or its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article 8 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

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Section 2. Competition and Corporate Opportunities; Renouncement. No Non- Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (collectively, “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities or did not offer such activities to the Corporation. To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 3 of this Article 8. Subject to Section 3 of this Article 8, if any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Section 3. Allocation of Corporate Opportunities. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article 8 hereof shall not apply to any such corporate opportunity.

Section 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 8, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Article 9

Inapplicability of Combinations with Interested Stockholders Statutes

The Corporation hereby expressly elects not to be governed by the provisions of NRS 78.411 through 78.444, inclusive.

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Article 10

Limited Waiver of Jury Trials

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction before the presiding judge as the trier of fact and not before a jury. This Article 10 shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

Article 11

Miscellaneous

The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors:

(a) Bylaws. The Board of Directors shall have the non-exclusive power, and is expressly authorized, to adopt, amend or repeal, in whole or in part, the Bylaws. In addition, the Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

(b) Written Ballots. Elections of directors need not be by written ballot unless the Bylaws so provide.

(c) Severability. If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) the provisions of these Articles of Incorporation (including, without limitation, each such portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from individual liability to the fullest extent under these Articles of Incorporation.

(d) Deemed Notice and Consent. To the fullest extent permitted by applicable law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) these Articles of Incorporation, (ii) the Bylaws and (iii) any amendment to these Articles of Incorporation or the Bylaws enacted or adopted in accordance with these Articles of Incorporation, the Bylaws and applicable law.

(e) Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation.

“Disinterested Director” means a director who satisfies the definition of “disinterested director” as set forth in Section 7.8240(6)(e) of the Nevada Revised Statutes, as amended from time to time.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

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